EXHIBIT 16.1

SingerLewak LLP
www.SingerLewak.com

October 27, 2008	Los Angeles Orange County Woodland Hilts Monterey Pant Inland Empire San Diego Silicon Valley

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read JMAR Technologies, Inc.'s statements included under Item 4.01 of its Form 8-K filed on October 27, 2008 and we agree with such statements concerning our firm.

Singer Lewak LLP
Singer Lewak, LLP

2050 Main Street, 7th Floor Irvine, CA 92614 T: 949.261.8600 F. 949.261.8610 877.754.4557